Exhibit (j)(1)

KPMG LLP Suite 1400 55 Second Street San Francisco, CA 94105

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the reference to us under the heading "Independent Registered Public Accounting Firm" included in this registration statement on Form N-1A (Post-Effective Amendment No. 11 to File No. 333-173306 under the Securities Act of 1933 and Amendment No. 16 to File No. 811-22545 under the Investment Company Act of 1940) for the Centre Active U.S. Tax Exempt Fund, a series of Centre Funds.

San Francisco, California
 December 16, 2014

KPMG LLP is a Delaware limited liability partnership,
the U.S. member firm of KPMG International Cooperative
("KPMG International"), a Swiss entity.